Exhibit 99.1

RumbleOn Stockholders Approve Business Combination with RideNow

DALLAS, TX July 30, 2021 - RumbleOn, Inc. (NASDAQ: RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade or finance pre-owned vehicles, today announced that in the special meeting of stockholders held today, its stockholders voted to approve the proposed business combination with RideNow (the “Transaction”) and related proposals.

The Transaction is expected to close during the third quarter, subject to the satisfaction of customary closing conditions.

Together, the combined company will have a dominant position in a $100+ billion market. The end-to-end platform will enable the combined company to reach more consumers in a secularly growing - yet still highly fragmented market, that is benefitting from changing consumer behavior. The Transaction is expected to propel revenue growth and drive meaningful cost synergies, leading to improved monetization and margin expansion.

About RumbleOn

Founded in 2017, RumbleOn (NASDAQ:RMBL) is an ecommerce company using innovative technology to aggregate and distribute pre-owned automotive and powersport vehicles to and from both consumers and dealers, 100% online. RumbleOn is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform, and consumers with an efficient, timely and transparent transaction experience. Whether buying, selling, trading or financing a vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction-free experience. For more information, please visit http://www.rumbleon.com.

About RideNow

Founded in 1983, RideNow has grown into the largest powersports retailer group in the United States through its dealership consolidation strategy. RideNow complements its vehicle sales with complete parts, service, accessories, and after sales offerings. For more information, please visit https://www.ridenow.com.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed transactions contemplated by the definitive agreement, including the benefits of the Transaction, revenue opportunities, anticipated future financial and operating performance, and results, including estimates for growth, and the expected timing of the Transaction. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of RumbleOn’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Transaction; (2) the failure to obtain debt and equity financing required to complete the Transaction; (3) failure to obtain the OEM approvals; (4) the inability to complete the Transaction, including due to failure to obtain certain regulatory approvals, or satisfy other conditions to closing in the definitive agreement; (5) the impact of COVID-19 pandemic on RumbleOn’s business and/or the ability of the parties to complete the Transaction; (6) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (7) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of management to integrate the combined company’s business and operation, and the ability of the parties to retain its key employees; (8) costs related to the Transaction; (9) changes in applicable laws or regulations; (10) risks relating to the uncertainty of pro forma and projected financial information with respect to the combined company; and (11) other risks and uncertainties indicated from time to time in the definitive proxy statement filed with the SEC relating to the Transaction, including those under “Risk Factors” therein, and in RumbleOn's other filings with the SEC. RumbleOn cautions that the foregoing list of factors is not exclusive. RumbleOn cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RumbleOn does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither RumbleOn nor RideNow gives any assurance that after the Transaction the combined company will achieve its expectations.

Investor Relations:

The Blueshirt Group

Hilary Sumnicht

investors@rumbleon.com

SOURCE: RumbleOn, Inc